SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    April 5, 2001

ARIZONA PUBLIC SERVICE COMPANY
(Exact name of registrant as specified in its charter)

Arizona	1-4473	86-0011170
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

400 North Fifth St., P.O. Box 53999, Phoenix, Arizona	85072-3999
(Address of principal executive offices)	(Zip Code)

(602) 250-1000
(Registrant's telephone number, including area code)

NONE
(Former name or former address, if changed since last report)

Item 5. Other Events

As previously reported, on May 14, 1999, Arizona Public Service Company ("APS") entered into a comprehensive Settlement Agreement with various parties, including representatives of major consumer groups, related to the implementation of retail electric competition (the "Settlement Agreement"). On September 23, 1999, the Arizona Corporation Commission ("ACC") approved the Settlement Agreement, with some modifications. On December 13, 1999, two parties filed lawsuits challenging the ACC's approval of the Settlement Agreement. Each party appealed the ACC's order approving the Settlement Agreement directly to the Arizona Court of Appeals, as provided by Arizona law. In one of the appeals, on December 26, 2000, the Arizona Court of Appeals affirmed the ACC's approval of the Settlement Agreement. This decision was not appealed and has become final. See Note 3 of Notes to Financial Statements in APS' Annual Report on Form 10-K for the fiscal year ended December 31, 2000. In the other appeal, on April 5, 2001, the Arizona Court of Appeals affirmed the ACC's approval of the 1999 Settlement Agreement. The Arizona Consumers Council, which filed that appeal, has until May 7, 2001 to petition the Arizona Supreme Court for review of the Court of Appeals' decision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIZONA PUBLIC SERVICE COMPANY (Registrant)

Dated: April 9, 2001	By: Barbara M. Gomez
Barbara M. Gomez
Treasurer